DE VISSER GRAY
        CHARTERED ACCOUNTANTS
     401-905 West Pender Street
   Vancouver, BC Canada   V6C 1L6
           (604)687-5447



March 2, 2004



To whom it may concern:


RE:	FORM 10
	BLISS ESSENTIALS CORP.


We hereby authorize and consent to the use of our auditors' report dated January 27, 2004, as an Exhibit to the above refrenced filing and to the use of our name as it appears therein.

Sincerely,

DE VISSER GRAY
/s/ De Visser Gray

Chartered Accountants
Vancouver, British Columbia